Exhibit 10.1

WAIVER AND THIRTEENTH AMENDMENT TO CREDIT AGREEMENT
THIS WAIVER AND THIRTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of June 11, 2020, among LONESTAR RESOURCES AMERICA INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other financial institutions executing this Agreement.
R E C I T A L S
A.The Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Bank, and Administrative Agent are parties to that certain Credit Agreement dated as of July 28, 2015, as amended or otherwise modified by a Limited Consent and Waiver dated as of October 7, 2015, a First Amendment to Credit Agreement dated as of April 29, 2016, a Second Amendment to Credit Agreement dated as of May 19, 2016, a Third Amendment to Credit Agreement dated as of July 22, 2016, a Fourth Amendment to Credit Agreement dated as of November 23, 2016, a Fifth Amendment to Credit Agreement and Limited Waiver dated as of December 29, 2016, a Sixth Amendment and Joinder to Credit Agreement dated as of June 15, 2017, a Limited Waiver, Borrowing Base Redetermination Agreement, Amendment No. 7 to Credit Agreement dated as of January 4, 2018, Borrowing Base Redetermination Agreement and Amendment No. 8 to Credit Agreement dated as of May 24, 2018, a Consent Agreement dated as of September 28, 2018, a Ninth Amendment and Joinder to Credit Agreement dated as of November 15, 2018, a Borrowing Base Redetermination and Tenth Amendment to Credit Agreement dated as of June 17, 2019, a Limited Waiver and Eleventh Amendment to Credit Agreement dated as of April 7, 2020, and a Twelfth Amendment to Credit Agreement dated as of May 8, 2020 (as so amended or otherwise modified and as may be further amended or otherwise modified from time to time, including, without limitation, by this Agreement, the “Credit Agreement”).
B.    Pursuant to Section 8.01(b) of the Credit Agreement, the Borrower is required to deliver quarterly financial statements by no later than 45 days after the end of such fiscal quarter. For the fiscal quarter ended March 31, 2020, the Borrower did not deliver such quarterly financial statements within 45 days after the end of such fiscal quarter, which has resulted in a Default that, if unremedied on or before June 14, 2020, would result in an Event of Default under Section 10.01(d) of the Credit Agreement (the “Q1 Financials Event of Default”).
C.    Subject to the terms and conditions set forth herein, on the Agreement Effective Date, (i) the Borrower has requested that the Lenders waive the Q1 Financials Event of Default and (ii) in connection with the foregoing, the parties have agreed to make certain amendments to the Credit Agreement, as set forth below.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Same Terms.
(a)    All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In

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addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement as the same shall hereafter be amended or otherwise modified from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents as the same shall hereafter be amended or otherwise modified from time to time.
(b)    Section 1.04 of the Credit Agreement is hereby incorporated herein mutatis mutandis.
2.    Waiver and Agreement.
(a)    The Borrower and each Guarantor acknowledges and agrees that the Q1 Financials Event of Default, if and when it occurs, would constitute an Event of Default for all purposes under the Credit Agreement and the other Loan Documents. Subject to the terms and conditions of this Agreement and the occurrence of the Agreement Effective Date, the Lenders hereby waive the Q1 Financials Event of Default.
(b)    The waiver by the Lenders described in this Section 2 is limited to the Q1 Financials Event of Default. Such waiver is limited to the extent expressly described herein and shall not be construed to be a consent to, or a permanent waiver of, noncompliance with Section 8.01(b) of the Credit Agreement, or any other term, provision, covenant, warranty, or agreement contained in the Credit Agreement or in any of the other Loan Documents. The Lenders expressly reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document other than the Q1 Financials Event of Default. The description herein of the Q1 Financials Event of Default is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Lenders to give notice to any Loan Party of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof. Each Loan Party hereby agrees and acknowledges that the Lenders require and will require strict performance by the Loan Parties of all of their respective obligations, agreements, and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action by the Administrative Agent, the Issuing Bank, or any Lender regarding any Default or Event of Default (including but not limited to the Q1 Financials Event of Default) is intended to be or shall be a waiver thereof other than the waiver of the Q1 Financials Event of Default expressly provided for in this Section 2. Other than the waiver of the Q1 Financials Event of Default expressly provided for in this Section 2, each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in the Credit Agreement or in any other Loan Document or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the “Lender Rights”). For the avoidance of doubt, each Loan Party also agrees and acknowledges that neither the waiver provided in this Agreement nor any other waiver provided by the Lenders prior to the date hereof shall operate as a waiver of or otherwise prejudice any of the Lender Rights other than the waiver of the Q1 Financials Event of Default expressly provided for in this Section 2 or such other waivers of specified Defaults or Events of Default expressly provided by the Lenders prior to the date hereof.
(c)    Notwithstanding the waiver described in this Section 2, the Borrower agrees that it will furnish to the Administrative Agent and the Lenders by not later than June 29, 2020 (or as such date may be extended to no later than July 3, 2020, if the Administrative Agent agrees in its sole discretion) such quarterly financial statements for the fiscal quarter ended March 31, 2020 required

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pursuant to Section 8.01(b) of the Credit Agreement. Any breach of the covenant by the Borrower under this Section 2(c) shall be an Event of Default, without grace period, under the Credit Agreement.
3.    Borrowing Base Redetermination; July 2020 Borrowing Base Redetermination.
(a)    Subject to the terms of this Agreement, as of the Agreement Effective Date, the Borrowing Base shall be redetermined to be $286,000,000, and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement, this Agreement, or any other Loan Document. The parties hereto hereby acknowledge and agree that the Borrowing Base established pursuant to this Section 3(a) shall constitute the Scheduled Redetermination of the Borrowing Base to occur on or about May 1, 2020, under Section 2.07 of the Credit Agreement.
(b)    The Borrowing Base shall be redetermined on or about July 1, 2020 (and in any event, by no later than July 31, 2020) (the “July 2020 Borrowing Base Redetermination”) in accordance with the procedures set forth in the Credit Agreement for Interim Redeterminations, except that (i) the July 2020 Borrowing Base Redetermination shall be based on the Administrative Agent’s evaluation of the Engineering Report delivered by the Borrower to the Administrative Agent on March 25, 2020, and such other information as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular date and (ii) the Proposed Borrowing Base Notice shall be delivered by the Administrative Agent to the Lenders by no later than June 16, 2020, or such later date as the Administrative Agent may determine in its sole discretion.  For the avoidance of doubt, the July 2020 Borrowing Base Redetermination described herein shall be in addition to any other prescribed redeterminations of the Borrowing Base set forth in the Credit Agreement, and it shall not constitute a Scheduled Redetermination or an Interim Redetermination thereunder.
4.    Amendments to Credit Agreement. Subject to the terms of this Agreement and in reliance on the representations, warranties, covenants and agreements contained in this Agreement, as of the Agreement Effective Date, the following amendments to the Credit Agreement shall be made:
(a)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by adding the following new defined terms in the appropriate alphabetical order therein:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“July 2020 Borrowing Base Redetermination” has the meaning set forth in the Thirteenth Amendment.

“Limitation Period” means the period commencing from and including the Thirteenth Amendment Effective Date and ending on the date on which the July 2020 Borrowing Base Redetermination occurs.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Thirteenth Amendment” means that certain Waiver and Thirteenth Amendment to Credit Agreement dated as of the Thirteenth Amendment Effective Date, among the Borrower, the Guarantors, the Administrative Agent, and the Lenders party thereto.
“Thirteenth Amendment Effective Date” means June 11, 2020.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the grid included in the definition of “Applicable Margin” in its entirety as follows:

Borrowing Base Utilization Grid
Level	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate	Letter of Credit Fee
1	≤25%	3.00%	2.00%	0.500%	3.00%
2	>25% ≤50%	3.25%	2.25%	0.500%	3.25%
3	>50% ≤75%	3.50%	2.50%	0.500%	3.50%
4	>75% ≤90%	3.75%	2.75%	0.500%	3.75%
5	>90%	4.50%	3.50%	0.500%	4.50%

(c)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by (i) replacing the term “EEA Resolution Authority” with “Resolution Authority” and (ii) replacing the term “EEA Financing Institution” with “Affected Financing Institution”, in each case, in the definition of “Bail-In Action.”
(d)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Bail-In Legislation” in its entirety as follows:
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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(e)    Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Write-Down and Conversion Powers” in its entirety as follows:
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f)    Section 2.09(a) of the Credit Agreement (Collateral) is hereby amended by replacing the reference to “90%” therein with “100%.”
(g)    Section 6.02 of the Credit Agreement is hereby amended by replacing the reference to “Section 6.02(a) through (e)” in the final paragraph thereof with “Section 6.02(a) through (f).”
(h)    Section 8.01(b) of the Credit Agreement (Quarterly Financial Statements) is hereby restated in its entirety as follows:
(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (beginning with the fiscal quarter ending June 30, 2015 and excluding the fiscal quarter ending March 31, 2020), its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, for the fiscal quarter ending March 31, 2020, the Borrower shall furnish to the Administrative Agent and each Lender such financial statements described above not later than June 29, 2020 (or such later date that the Administrative Agent may agree in its sole discretion).
(i)    Section 8.01 of the Credit Agreement (Financial Statements; Other Information) is hereby amended by (i) re-lettering clause (t) thereof to become clause (u) and (ii) to add new clause (t) in the appropriate order therein as follows:
(t)    Budget. Commencing on June 10, 2020, and thereafter, on each second Wednesday of each calendar month, a certificate of a Financial Officer, setting forth (i) an accounts

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payable aging report of the Borrower and its Subsidiaries and (ii) a rolling operating budget (including (A) cash flow projections covering proposed fundings, repayments, additional advances, investments, and other cash receipts and (B) disbursements for the Borrower and its Subsidiaries) covering the 13-week period following the date of such delivery, in form and substance satisfactory to the Administrative Agent.

(j)    Section 8.13 of the Credit Agreement (Title Information) is hereby amended by replacing each reference to “80%” therein with “95%.”
(k)    Section 8.14(a) of the Credit Agreement (Additional Collateral; Additional Guarantors) is hereby amended by replacing each reference to “90%” therein with “100%.”
(l)    Section 8.19(a) of the Credit Agreement (Post-Amendment Obligations) is hereby amended by (i) replacing “Ninth Amendment Effective Date” with “Thirteenth Amendment Effective Date” and (ii) replacing “80%” with “95%.”
(m)    Section 8.19 of the Credit Agreement (Post-Amendment Obligations) is hereby amended by restating clause (b) thereof in its entirety as follows:
(b)    Not later than 10 days after the Thirteenth Amendment Effective Date, which date may be extended in the Administrative Agent’s reasonable discretion, the Administrative Agent shall have received mortgages or mortgage supplements or amendments representing not less than 100% of the Recognized Value of the Borrowing Base properties included in the most recently delivered Reserve Report.

(n)    Section 9.02 of the Credit Agreement (Debt) is hereby amended by adding a new proviso at the end of clause (c) thereof as follows:
; provided that, no Debt shall be permitted to be incurred pursuant to this Section 9.02(c) during the Limitation Period;

(o)    Section 9.02 of the Credit Agreement (Debt) is hereby amended by adding a new proviso at the end of clause (i) thereof as follows:
; provided that, no Debt shall be permitted to be incurred pursuant to this Section 9.02(i) during the Limitation Period;

(p)    Section 9.02 of the Credit Agreement (Debt) is hereby amended by adding a new proviso at the end of the first sentence of clause (j) thereof as follows:
; provided further that, no Debt shall be permitted to be incurred pursuant to this Section 9.02(j) during the Limitation Period;

(q)    Section 9.03 of the Credit Agreement (Liens) is hereby amended by adding a new proviso at the end of clause (c) thereof as follows:
; provided that, no Liens shall be permitted to be incurred pursuant to this Section 9.03(c) during the Limitation Period.

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(r)    Section 9.03 of the Credit Agreement (Liens) is hereby amended by adding a new proviso at the end of clause (f) thereof as follows:
; provided further that, no Liens shall be permitted to be incurred pursuant to this Section 9.03(f) during the Limitation Period.

(s)    Section 9.04(a) of the Credit Agreement (Dividends, Distributions and Redemptions) is hereby amended by adding a new proviso at the end of clause (iv) thereof as follows:
; provided that, no dividends shall be permitted to be made pursuant to this Section 9.04(a)(iv) during the Limitation Period.

(t)    Section 9.05 of the Credit Agreement (Investments, Loans and Advances) is hereby amended by adding a new proviso at the end of clause (m) thereof as follows:
; provided that, no Investments shall be permitted to be made pursuant to this Section 9.05(m) during the Limitation Period.

(u)    Article IX of the Credit Agreement (Negative Covenants) is hereby amended by adding a new Section 9.22 at the end thereof as follows:
Section 9.22. Limitation on Swap Terminations. The Borrower shall not, nor shall it permit any of its Subsidiaries, to take any action causing, or otherwise permit, a Swap Termination during the Limitation Period without prior written notice to, and prior written consent of, the Required Lenders.

(v)    Section 12.20 of the Credit Agreement (Acknowledgment and Consent to Bail-In of EEA Financial Institutions is hereby amended by (i) re-naming such Section as “Acknowledgment and Consent to Bail-In of Affected Financial Institutions” and (ii) restating such Section in its entirety as follows:
Section 12.20    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or

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a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(w)    Article XII of the Credit Agreement (Miscellaneous) is hereby amended by adding a new Section 12.21 at the end thereof as follows:
Section 12.21 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 12.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);

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or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

5.    Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Agreement are subject to the satisfaction (in form and substance satisfactory to the Administrative Agent), unless waived in writing by Administrative Agent and each Lender, of each of the following conditions (the date of such satisfaction or waiver of all conditions precedent, the “Agreement Effective Date”):
(a)    Agreement. The Administrative Agent shall have received executed counterparts of this Agreement from duly authorized officers of each of the Borrower and the Guarantors, the Administrative Agent, the Issuing Bank, and the Required Lenders.
(b)    Fees and Expenses. The Administrative Agent shall have received payment from the Borrower of (i) all fees and expenses due to the Arranger and the Administrative Agent, in each case, in connection with this Agreement and the Credit Agreement and, in the case of expenses and legal fees, to the extent invoiced in reasonable detail at least two (2) Business Days prior to the Agreement Effective Date (except as otherwise reasonably agreed by the Borrower) and (ii) for the account of each Lender party to this Agreement, a consent fee equal to 0.15% of such Lender’s Commitment as of the Agreement Effective Date.
(c)    Representations and Warranties. On and as of the Agreement Effective Date, after giving effect to this Agreement and the transactions contemplated hereby (including the waiver contemplated by Section 2 hereof), the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Agreement Effective Date, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date.
6.    Certain Representations. Each Loan Party represents and warrants that, as of the Agreement Effective Date: (a) each Loan Party has full power and authority to execute this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by each Loan Party of this Agreement. In addition, each Loan Party represents that after giving effect to this Agreement and the transactions contemplated hereby (including the waiver contemplated by Section 2 hereof) all representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality) on and as of the Agreement Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the

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Agreement Effective Date, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date.
7.    Reaffirmation of Security Documents. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Obligations.
8.    Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations, as such Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.
9.    No Further Amendments. Except as previously amended in writing or as modified hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.
10.    Acknowledgments and Agreements; Release.
(a)    Obligations. Borrower and the other Loan Parties acknowledge that on the date hereof all outstanding Obligations are payable in accordance with their terms, and each Loan Party waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, Issuing Bank, and each Lender do hereby adopt, ratify and confirm the Credit Agreement and acknowledge and agree that the Credit Agreement is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement and under the other Loan Documents, are not impaired in any respect by this Agreement. Unless otherwise stated herein, any breach of any representations, warranties and covenants under this Agreement shall be an Event of Default under the Credit Agreement, subject to applicable notice and cure periods as set forth in the Credit Agreement.
(b)    Release. Borrower and each Loan Party releases and discharges Administrative Agent and Lenders and their officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower or any other Loan Party ever had, now has or claims to have or may have against any Released Party arising prior to the Agreement Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except those resulting from the gross negligence or willful misconduct of the Released Party, as determined by final non-appealable order of a court of competent jurisdiction
11.    Limitation on Agreements. The agreements set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, other than as specifically set forth in Section 2 hereof, or (b) to prejudice any right or rights that Administrative Agent now has or may have in

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the future under or in connection with the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. This Agreement shall constitute a Loan Document for all purposes.
12.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.
13.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
14.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Governmental Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
15.    Incorporation of Certain Provisions by Reference. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS. The other provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.
16.    Entirety, Etc. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year first above written.
BORROWER:

LONESTAR RESOURCES AMERICA INC.

By: /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    Chief Executive Officer

GUARANTORS:

ALBANY SERVICES L L C
AMADEUS PETROLEUM INC.
T-N-T ENGINEERING, INC.

Each By: /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    President

EAGLEFORD GAS, LLC
EAGLEFORD GAS 2, LLC
EAGLEFORD GAS 3, LLC
EAGLEFORD GAS 4, LLC
EAGLEFORD GAS 5, LLC
EAGLEFORD GAS 6, LLC
EAGLEFORD GAS 7, LLC
EAGLEFORD GAS 8, LLC
EAGLEFORD GAS 10, LLC
EAGLEFORD GAS 11, LLC
LONESTAR OPERATING, LLC
LONESTAR RESOURCES, INC.
POPLAR ENERGY, LLC
LA SALLE EAGLE FORD GATHERING LINE LLC
LONESTAR BR DISPOSAL LLC

Each By: /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    Chief Executive Officer

THIRTEENTH AMENDMENT – Signature Page

ADMINISTRATIVE AGENT/ISSUING BANK:

CITIBANK, N.A.,
as Administrative Agent and Issuing Bank

By: /s/ David M. Wollin
Name:    David M. Wollin
Title:    Senior Vice President

LENDERS:

CITIBANK, N.A., as a Lender

By: /s/ David M. Wollin
Name:    David M. Wollin
Title:    Senior Vice President

THIRTEENTH AMENDMENT – Signature Page

ABN AMRO CAPITAL USA LLC, as a Lender

By: /s/ David Montgomery
Name:    David Montgomery
Title:    Managing Director

By: /s/ Darrell Holley
Name:    Darrell Holley
Title:    Managing Director

THIRTEENTH AMENDMENT – Signature Page

COMERICA BANK, as a Lender

By: /s/ Chris Reed
Name:    Chris Reed
Title:    Vice President

THIRTEENTH AMENDMENT – Signature Page

BARCLAYS BANK PLC, as a Lender

By: /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

THIRTEENTH AMENDMENT – Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Michael Kamauf
Name:    Michael Kamauf
Title:    Authorized Officer

THIRTEENTH AMENDMENT – Signature Page

TRUIST BANK, as a Lender

By: /s/ Benjamin L. Brown
Name:    Benjamin L. Brown
Title:    Director

THIRTEENTH AMENDMENT – Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan H. Lee
Name:    Jonathan H. Lee
Title:    Director

THIRTEENTH AMENDMENT – Signature Page

IBERIABANK, as a Lender

By: /s/ W. Bryan Chapman
Name:    W. Bryan Chapman
Title:    Market President-Energy Lending

THIRTEENTH AMENDMENT – Signature Page

HANCOCK WHITNEY BANK, as a Lender

By:
Name:
Title:

THIRTEENTH AMENDMENT – Signature Page